SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – July 7, 2014

MACQUARIE INFRASTRUCTURE COMPANY LLC

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32384	43-2052503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 West 55th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 231-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On July 7, 2014, Macquarie Infrastructure Company LLC (the “Company”) entered into a stock purchase agreement (the “IMTT Stock Purchase Agreement”) among Macquarie Terminal Holdings LLC (“MTH”), MCT Holdings LLC, the Company, IMTT Holdings Inc. (“IMTT Holdings”) and The Voting Trust of IMTT Holdings Inc. (the “Coleman Trust”) to acquire the remaining equity interest in IMTT Holdings not owned by the Company for an aggregate purchase price of $1.025 billion consisting of $910.0 million in cash and $115.0 million in the Company’s limited liability company interests (the “IMTT Acquisition”). Upon the closing of the IMTT Acquisition, IMTT Holdings will become a wholly owned subsidiary of the Company. The IMTT Acquisition is expected to close as soon as practicable after the consummation of the proposed financing transactions in connection therewith.

Purchase Price Adjustments; Repurchase

The cash portion of the aggregate purchase price for the IMTT Acquisition will be decreased by an aggregate dollar amount equal to the amount of certain cash or other property paid by IMTT Holdings or any of its subsidiaries outside the ordinary course of business to certain persons related to or affiliated with the Coleman Trust from April 29, 2014 to the closing. In connection with the closing of the IMTT Acquisition, IMTT Holdings will repurchase a number of shares of IMTT Holdings equal to the value of the sum of (i) $10.0 million plus (ii) $150,000 per day for each day beyond July 1, 2014 until the closing of the IMTT Acquisition.

Conditions to Completion of the IMTT Acquisition

The obligations of the parties to complete the IMTT Acquisition are subject to satisfaction of certain conditions including the accuracy of the other parties’ representations and warranties, performance of the other parties’ obligations, the absence of any injunction on other legal or regulatory restraint on the closing or on the operation of the business of IMTT Holdings following the closing, the receipt of certain regulatory approvals and the receipt of consents from certain third parties. The Company’s obligations to complete the IMTT Acquisition are further conditioned on IMTT Holdings, taken as a whole, not having experienced a material adverse effect since the execution of the IMTT Stock Purchase Agreement, delivery of legal opinions, execution of certain restrictive covenant agreements, execution of mutual releases with the beneficiaries of the Coleman Trust and certain employees and advisors of IMTT Holdings and delivery of certain other closing documentation. The obligations of the Coleman Trust to complete the IMTT Acquisition are further conditioned on execution by the Company of the Registration Rights Agreement (defined below), receipt by the Company of certain insurance policies and delivery by the Company of certain other closing documentation.

Termination

The IMTT Stock Purchase Agreement may be terminated by the Coleman Trust or MTH at any time prior to the closing of the IMTT Acquisition by mutual agreement or if (i) the closing of the IMTT Acquisition has not occurred by September 15, 2014 or (ii) there has been a final nonappealable court order or other governmental action in effect preventing the consummation of the transactions. In addition, the IMTT Stock Purchase Agreement may be terminated by either party due to a material breach of the IMTT Stock Purchase Agreement by the other party.

Effect of Termination; Termination Fee

If the IMTT Stock Purchase Agreement is terminated (i) by the Coleman Trust due to a material breach by the Company or (ii) because the IMTT Acquisition is not consummated by September 15, 2014 other than as a result of the failure to obtain a third party consent, the existence of a final nonappealable court order or other government action or a material breach by IMTT Holdings or the Coleman Trust, then the Company will pay to the Coleman Trust a termination fee of $25.0 million (inclusive of fees and expenses) which will be IMTT Holdings’ and the Coleman Trust’s sole and exclusive remedy for termination.

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Representations and Warranties; Conduct of IMTT Holdings Business Prior to Closing

The IMTT Stock Purchase Agreement contains certain representations and warranties by the parties. IMTT Holdings has undertaken certain covenants restricting the conduct of its business between the date of the IMTT Stock Purchase Agreement and the closing of the IMTT Acquisition. In addition, between the date of the IMTT Stock Purchase Agreement and the closing of the IMTT Acquisition, IMTT Holdings has agreed, with respect to itself, to limitations on its ability to take certain actions regarding the shareholders’ agreement (the “Shareholders’ Agreement”) currently governing its rights and obligations with respect to the Company’s investment in IMTT Holdings and, with respect to itself and its subsidiaries, to limitations on certain tax matters.

Exclusivity

Subject to the Shareholders’ Agreement, IMTT Holdings and the Coleman Trust will not solicit, participate in discussions with respect to, or furnish information relating to, any acquisition of all or a material amount of the assets (other than assets sold by IMTT Holdings or its subsidiaries in the ordinary course of business) of, or any equity interest in, IMTT Holdings or a merger, consolidation or business combination involving IMTT Holdings or any of its subsidiaries. IMTT Holdings and the Coleman Trust will immediately notify MTH of any offer or proposal received including a summary of material terms and conditions and the identity of the party making the offer or proposal.

Non-Competition; Non-Solicitation; Non-Disparagement

The Coleman Trust agrees that for five years following the closing, the Coleman Trust will not, directly or indirectly, engage in, participate in, or permit such person’s name to be used by any enterprise engaging in, any business competitive with the IMTT Holdings business in North America, including the Caribbean.

The Coleman Trust agrees that for five years following the closing, the Coleman Trust will not (i) induce any employee of IMTT Holdings to leave his or her employment or interfere with the relationship between IMTT Holdings (or any of its subsidiaries) and any such employee, (ii) hire any person who was an employee of IMTT Holdings (or any of its subsidiaries) at any time during the six-month period immediately prior to the date on which such hiring would take place, or (iii) call on, solicit or service any customer, vendor, licensee, licensor or other business relation of IMTT Holdings (or its affiliates) in order to induce or attempt to induce such person to cease doing or decrease their business with IMTT Holdings or its affiliates, or in any way interfere with the relationship between any such customer, vendor, licensee, licensor or business relation and IMTT Holdings or its affiliates.

The parties agree that for three years following the closing, neither party will make any statement that disparages or places any of the other parties, subsidiaries, affiliates or, in the case of the Coleman Trust, its trust beneficiaries, in a false or negative light, subject to certain exceptions.

Indemnification

Each of the parties agrees to indemnify and hold harmless the other parties from damages suffered, sustained, incurred or paid by such other parties with respect to the party’s breaches of certain representations and warranties and covenants and agreements, in each case, subject to the limitations contained in the IMTT Stock Purchase Agreement.

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Mutual Release

The Company and the Coleman Trust agree to release each other from all liability and other obligations arising out of or related to IMTT Holdings, the Coleman Trust’s ownership (directly or indirectly) of equity in IMTT Holdings, the Shareholders’ Agreement or any matter, cause or event occurring prior to the closing subject to certain exceptions.

The foregoing description of the IMTT Stock Purchase Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the IMTT Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The audited consolidated financial statements (and notes thereto) of IMTT Holdings Inc. and Subsidiaries for the years ended December 31, 2013, 2012 and 2011, unaudited consolidated condensed financial statements (and notes thereto) of IMTT Holdings Inc. and Subsidiaries as of March 31, 2014 and for the three-month periods ended March 31, 2014 and 2013 and unaudited pro forma combined consolidated financial statements (and notes thereto) of Macquarie Infrastructure Company LLC giving effect to the IMTT Acquisition and the related proposed financing transactions are included as Exhibits 99.1 and 99.2, respectively, hereto and incorporated by reference herein.

On July 7, 2014, the Company issued a press release announcing the IMTT Acquisition, a copy of which is filed as Exhibit 99.3 hereto.

Registration Rights Agreement

In connection with the IMTT Acquisition, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Coleman Trust pursuant to which the Company will agree, upon request from the Coleman Trust, after 60 days following the proposed IMTT Acquisition financing transactions, to use reasonable commercial efforts to register for resale with the SEC the limited liability company interests transferred to the Coleman Trust in the IMTT Acquisition. Pursuant to the Registration Rights Agreement, until such limited liability company interests are sold or are eligible for resale without limitation under Rule 144 under the Securities Act, the Company has agreed to register limited liability company interests of at least $25.0 million on up to three separate occasions, at the Coleman Trust’s request, at any time at which the Company has an effective shelf registration statement available for use. The Company also agreed to file one registration statement covering limited liability company interests of at least $50.0 million at any time at which the Company does not have an effective shelf registration statement available for use. The Coleman Trust will also receive certain “piggyback” registration rights.

The foregoing description of the Registration Rights Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Senior Secured Revolving Credit Facility

In connection with the IMTT Acquisition, the Company has entered into a new senior secured revolving credit facility (the “Credit Agreement”) among the Company, as borrower, Macquarie Infrastructure Company Inc. (“MIC Inc.”), as guarantor, J.P. Morgan Chase Bank, N.A., as administrative agent and the lenders party thereto. The senior secured revolving credit facility provides borrowings of up to $250.0 million, subject to availability. The senior secured revolving credit facility will mature five years after the closing date. Aggregate commitments under the senior secured revolving credit facility may be increased in an unlimited amount under an uncommitted incremental facility, subject to compliance with a leverage ratio. In addition, a portion of the senior secured revolving credit facility in an aggregate amount of $100.0 million is available for the issuance of stand-by letters of credit. The senior secured revolving credit facility is guaranteed by MIC Inc. and secured by a pledge of the Company’s directly held equity interests, including in MIC Inc., and all intercompany debt owed to the Company. The Company may use borrowings under the senior secured revolving credit facility for general corporate and working capital purposes including, if necessary, financing a portion of the cash consideration for the IMTT Acquisition. The effectiveness of the senior secured revolving credit facility is conditioned on the consummation of the IMTT Acquisition.

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Interest on borrowings under the senior secured revolving credit facility will accrue at a rate per annum equal to either an Alternate Base Rate (as described in the Credit Agreement) plus an applicable margin or an Adjusted LIBO Rate (as described in the Credit Agreement) plus an applicable margin.

The senior secured revolving credit facility includes customary affirmative covenants, including an obligation by the Company to use commercially reasonable efforts to maintain certain credit ratings. In addition, the senior secured revolving credit facility includes customary negative covenants, including limitations on incurrence of indebtedness of MIC Inc.; creating or incurring liens; merging or consolidating with other entities; selling or disposing of certain assets; making restricted payments; transacting with affiliates; entering into restrictive agreements; and granting certain security interests in the equity interests of subsidiaries, in each case, subject to specified exceptions. The senior secured revolving credit facility also contains a financial covenant based on a ratio of cash flow available for debt service to net cash interest expense.

The senior secured revolving credit facility contains customary events of default including, but not limited to, the Company’s failure to pay principal or interest when due, covenant defaults, cross-defaults to certain other indebtedness, monetary judgment defaults and events of bankruptcy.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

In the ordinary course of business, certain lenders under the senior secured revolving credit facility and their related entities have provided, and may in the future provide, investment banking and commercial banking or other financial services to the Company for which they have received, and may in the future receive, customary compensation and expense reimbursement. Barclays Capital Inc., a lender under the senior secured revolving credit facility, is acting as financial advisor to the Company in connection with the IMTT Acquisition. Macquarie Capital (USA) Inc., a lender under the senior secured revolving credit facility, is an affiliate of our manager, Macquarie Infrastructure Management (USA) Inc. Affiliates of the lenders under the senior secured revolving credit facility are acting as underwriters in connection with the proposed IMTT Acquisition financing transactions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description under Item 1.01. “Entry into a Material Definitive Agreement” of this Current Report on Form 8-k related to the entering into of the Credit Agreement is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The audited consolidated financial statements (and notes thereto) of IMTT Holdings Inc. and Subsidiaries for the years ended December 31, 2013, 2012 and 2011 and unaudited consolidated condensed financial statements (and notes thereto) of IMTT Holdings Inc. and Subsidiaries as of March 31, 2014 and for the three-month periods ended March 31, 2014 and 2013 are filed herewith as Exhibit 99.1 hereto and incorporated by reference herein.

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(b)    Pro Forma Financial Information.

The unaudited pro forma combined consolidated financial statements (and notes thereto) of the Company giving effect to the IMTT Acquisition and the related proposed financing transactions are filed herewith as Exhibit 99.2 hereto and incorporated by reference herein.

(d)    Exhibits.

2.1	Stock Purchase Agreement, dated July 7, 2014, by and among Macquarie Terminal Holdings LLC, MCT Holdings LLC, Macquarie Infrastructure Company LLC, IMTT Holdings Inc. and The Voting Trust of IMTT Holdings Inc. Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Stock Purchase Agreement have been omitted. Macquarie Infrastructure Company LLC agrees to provide a copy of any such omitted schedule to the SEC upon request.

10.1	Registration Rights Agreement, dated July 7, 2014, by Macquarie Infrastructure Company LLC and The Voting Trust of IMTT Holdings Inc.

10.2	Credit Agreement, dated July 7, 2014, by and among Macquarie Infrastructure Company LLC, as borrower, Macquarie Infrastructure Company Inc., as guarantor, J.P. Morgan Chase Bank, N.A., as administrative agent and the lenders party thereto.

23.1	Consent of KPMG LLP.

99.1	Audited consolidated financial statements (and notes thereto) of IMTT Holdings Inc. and Subsidiaries for the years ended December 31, 2013, 2012 and 2011 and unaudited consolidated condensed financial statements (and notes thereto) of IMTT Holdings Inc. and Subsidiaries as of March 31, 2014 and for the three-month periods ended March 31, 2014 and 2013.

99.2	Unaudited pro forma combined consolidated financial statements (and notes thereto) of Macquarie Infrastructure Company LLC giving effect to the IMTT Acquisition and the related proposed financing transactions.

99.3	Press Release of Macquarie Infrastructure Company LLC, dated July 7, 2014, announcing its acquisition of IMTT Holdings Inc. and new senior secured revolving credit facility.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC

By:	/s/ James Hooke
Name: James Hooke
Title: Chief Executive Officer

Dated:  July 7, 2014

EXHIBIT INDEX

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated July 7, 2014, by and among Macquarie Terminal Holdings LLC, MCT Holdings LLC, Macquarie Infrastructure Company LLC, IMTT Holdings Inc. and The Voting Trust of IMTT Holdings Inc. Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Stock Purchase Agreement have been omitted. Macquarie Infrastructure Company LLC agrees to provide a copy of any such omitted schedule to the SEC upon request.

10.1	Registration Rights Agreement, dated July 7, 2014, by Macquarie Infrastructure Company LLC and The Voting Trust of IMTT Holdings Inc.

10.2	Credit Agreement, dated July 7, 2014, by and among Macquarie Infrastructure Company LLC, as borrower, Macquarie Infrastructure Company Inc., as guarantor, J.P. Morgan Chase Bank, N.A., as administrative agent and the lenders party thereto.

23.1	Consent of KPMG LLP.

99.1	Audited consolidated financial statements (and notes thereto) of IMTT Holdings Inc. and Subsidiaries for the years ended December 31, 2013, 2012 and 2011 and unaudited consolidated condensed financial statements (and notes thereto) of IMTT Holdings Inc. and Subsidiaries as of March 31, 2014 and for the three-month periods ended March 31, 2014 and 2013.

99.2	Unaudited pro forma combined consolidated financial statements (and notes thereto) of Macquarie Infrastructure Company LLC giving effect to the IMTT Acquisition and the related proposed financing transactions.

99.3	Press Release of Macquarie Infrastructure Company LLC, dated July 7, 2014, announcing its acquisition of IMTT Holdings Inc. and new senior secured revolving credit facility.